For Immediate Release


  Optionable Reports Record Results and Strong Growth in Average Daily Trading
                         Volumes For First Quarter 2006

Briarcliff Manor, NY - May 8, 2006 - Optionable, Inc. (OTCBB: OPBL), a rapidly growing provider of natural gas and other energy derivatives brokerage services, today announced record results from operations for the quarter ended March 31, 2006.

"Our record results for the quarter reflected the strong growth in the volume of options traded along with the growing demand for our brokerage services," said Kevin Cassidy, chief executive officer of Optionable. "Our ability to execute trades in a demanding market and provide access to the broadest group of counterparties provides customers with an advantage in the volatile energy market. Further we achieved our dramatic growth in profitability while also accelerating debt repayments and continuing our research and development investments for OPEX, our new electronic platform for trading energy derivatives."

Revenues for the quarter ended March 31, 2006 increased 93% to $2,233,996 from $1,158,802 for the quarter ended March 31, 2005. Net income for the quarter increased 500% to $824,909 compared to $137,288 for the first quarter of 2005. Diluted earnings per common share increased to $0.02 per share, on 52,609,414 diluted shares, for the first quarter of 2006, versus $0.00 per share, on 51,406,431 diluted shares, for the first quarter of 2005.


"The much publicized geopolitical events in Iran, Nigeria, Venezuela and elsewhere, together with the strains imposed on domestic energy supply, continue to contribute to increased volatility in the energy market. We believe this will continue to drive increases in the volume of transactions in the energy derivatives market as a growing number of investors seek to realize the opportunities. The combination of our OTC brokerage services along with the introduction of OPEX provides our customers a broad range of opportunities to participate in the energy derivatives market," concluded Cassidy.

During the first quarter Optionable expanded its brokerage services to include crude oil options and swaptions trading and a greater array of natural gas options contracts. At the same time the company also completed NYMEX certification for OPEX to electronically clear trades through NYMEX ClearPort(R) and is starting training traders on how to use OPEX.

"Our daily average volume of options brokered grew to 21,176 for the first quarter of 2006," commented Edward O'Connor, president of the Company. "This is in addition to a daily average volume of swaps and futures that amounted to 2,887 for the first quarter of 2006. This growth in volume speaks to our ability to find counterparties for a significant number of transactions, including the most complex ones, and demonstrates the growing demand in the energy derivatives market."

Optionable, Inc. - Page 2



About Optionable
Optionable, Inc. is a leading provider of natural gas and other energy derivatives trading and brokerage services, headquartered in Briarcliff Manor, NY. The company provides its services to brokerage firms, financial institutions, energy traders and hedge funds nationwide. In addition to the traditional voice brokerage business, Optionable is developing an automated derivatives trading platform. OPEX is a real-time electronic trade matching and brokerage system designed to improve liquidity and transparency in the energy derivatives market. For more information about Optionable and OPEX please visit www.optionable.com.


Safe Harbor Statement

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with market acceptance of OPEX, our ability to retain key employees, reliance of strategic relationships, intense and increasing competition, concentration of services revenues related to natural gas derivatives, increased governmental regulations as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Optionable assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. OPEX is a servicemark of Optionable, Inc.


CONTACTS

Allan Jordan
The Global Consulting Group
Tel: (646) 284-9452
Email: ajordan@hfgcg.com

                                Optionable, Inc.
                              Results of Operations
                                   (Unaudited)


                                                                    For the three-month period ended
                                                                                March 31,
                                                           ----------------------------------------------
                                                                   2006                        2005
                                                           ---------------------     --------------------
Net revenues                                               $          2,233,996      $         1,158,802
Cost of revenues                                                        847,768                  606,772
                                                           ---------------------     --------------------

Gross profit                                                          1,386,228                  552,030

     Total operating expenses                                           279,207                  345,631

     Operating income                                                 1,107,021                  206,399

Other (expense)/income, net                                            (282,112)                 (69,111)
                                                           ---------------------     --------------------

Net income                                                 $            824,909      $           137,288
                                                           =====================     ====================

Basic earnings per common share                            $               0.02      $              0.00
                                                           =====================     ====================

Diluted earnings per common share                          $               0.02      $              0.00
                                                           =====================     ====================

Basic weighted average common
shares outstanding                                                   51,406,431               51,406,431
                                                           =====================     ====================

Diluted weighted average common shares outstanding                   52,609,414               51,406,431
                                                           =====================     ====================


                                Optionable, Inc.
                                  Balance Sheet


                                                                March 31, 2006         December 31, 2005
                                                                 (Unaudited)
Current Assets:
Cash                                                         $        1,989,520      $         1,811,453

Accounts receivable, net                                                618,431                  352,332

Other receivables                                                       573,982                  458,355
                                                             -------------------     --------------------

     Total current assets                                             3,181,933                2,622,140

  Other assets                                                          210,867                  240,274
                                                             -------------------     --------------------

     Total assets                                            $        3,392,800      $         2,862,414
                                                             ===================     ====================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                      $          478,597      $           465,540

Due to related parties                                                1,925,104                2,233,771
                                                             -------------------     --------------------

     Total liabilities                                                2,403,701                2,699,311

Stockholders' Equity:                                                   989,099                  163,103
                                                             -------------------     --------------------

     Total liabilities and stockholders' equity              $        3,392,800      $         2,862,414
                                                             ===================     ====================
